Exhibit 10.28

AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT
This Amendment No. 4 (this “Amendment”), dated as of November 3, 2014, is made among OneBeacon Insurance Group LLC (“Seller”), Trebuchet US Holdings, Inc. (“Purchaser”), OneBeacon Insurance Group, Ltd. (“Seller Parent”) and Armour Group Holdings Limited (“Purchaser Parent”). Capitalized terms used but not defined in this Amendment have the meanings set forth in the Agreement (as defined below).
WITNESSETH:
WHEREAS, Seller, Purchaser, Seller Parent and Purchaser Parent are parties to that certain Stock Purchase Agreement dated as of October 17, 2012, as amended by amendments dated as of February 1, 2013, as of October 25, 2013 and as of June 19, 2014 and as otherwise modified or amended prior to the date hereof (the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement, as set forth in this Amendment, among other things, in order to (i) modify the parties’ obligations with respect to the contribution of Additional Required Capital and (ii) reduce the margin that Purchaser may charge the Acquired Companies under intercompany agreements following the Closing.
NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendment to Section 5.19 RE: Contribution of Additional Required Capital. Section 5.19 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following::
“Section 5.19 Additional Required Capital. In the event that the Pennsylvania Department requires that capital contributions be made into OneBeacon Insurance (either by virtue of a requirement to increase reserves or a requirement to increase surplus, or both), such that the aggregate amount of Cash Equivalents and Investment Assets of OneBeacon Insurance, on a consolidated basis with its Subsidiaries, after giving effect to such capital contributions, shall exceed, as of the Closing, the aggregate amount of Cash Equivalents and Investment Assets of OneBeacon Insurance, on a consolidated basis with its Subsidiaries, contemplated by the Estimated Closing Date Balance Sheet (such excess amount referred to herein as the “Required Additional Capital Amount”), then the provisions of this Section 5.19 shall apply. Seller shall contribute to OneBeacon Insurance (i) an amount of Cash Equivalents (the “Seller Pari Passu Amount”) equal to the lesser of (x) fifty percent (50%) of the Required Additional Capital Amount or (y) the Pre-Closing Seller Contribution; and (ii) if the Required Additional Capital Amount exceeds two times the Seller Pari Passu Amount, an Amount of Cash Equivalents of such excess, up to a maximum of $101 million less the Seller Pari Passu Amount (the “Seller Priority Amount”). In consideration of each amount, if any, contributed by Seller pursuant to this Section 5.19. OneBeacon Insurance will issue a surplus note to Seller, which surplus note(s) shall be substantially in the applicable form attached hereto as Exhibit 8 (each a “Surplus Note”). The Surplus Note, if any, issued in consideration of the Seller Pari Passu Amount (the “Seller Pari Passu Note”) will be subordinated to the Surplus Note, if any, issued in consideration of the Seller Priority Amount (the “Seller Priority Note”).
2.Amendment of Section 5.20 Re: Certain Payment Restrictions. Section 5.20(b)(i) of the Agreement is hereby amended by deleting the two references to “15%” therein and replacing such two references with “10%”.
3.Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.
4.Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.
5.Governing Law. This Amendment and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof.
6.Submission to Jurisdiction. Each party to this Amendment hereby submits to the exclusive jurisdiction of (a) the United State District Court for the Southern District of New York sitting in the Borough of Manhattan or (b) if such court does not have jurisdiction, any state court located in the Borough of Manhattan, including in the case of subclauses (a) and (b) above, any appellate courts therefrom (the “New York Courts”) for any dispute arising out of or relating to this Amendment or the breach, termination or validity hereof or any transactions contemplated by this Amendment. Each party to this Amendment hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court. Each of the parties hereto irrevocably and unconditionally waives and agrees not to plead or claim in any such court (i) that it is not personally subject to the jurisdiction of the New York Courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of the New York Courts or from any legal process commenced in the New York Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law that (A) the suit, action or proceeding in the New York Courts is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Amendment, or the subject matter hereof, may not be enforced in or by the New York Courts.
7.WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY HERETO NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTAND AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 7. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ONEBEACON INSURANCE GROUP LLC By: /s/ Paul McDonough Name: Paul McDonough Title: Chief Financial Officer and Senior Vice President
TREBUCHET US HOLDINGS, INC. By: /s/ Pauline Richards Name: Pauline Richards Title: Secretary & Treasurer
ONEBEACON INSURANCE GROUP, LTD By: /s/ Paul McDonough Name: Paul McDonough Title: Chief Financial Officer and Senior Vice President
ARMOUR GROUP HOLDINGS LIMITED By: /s/ Pauline Richards Name: Pauline Richards Title: Chief Operating Officer
[Signature page to Amendment No. 4 to SPA]

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